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                                                                     EXHIBIT (J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2000 relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report of which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
April 27, 2000